UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2017

Tandem Diabetes Care, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36189	20-4327508
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11045 Roselle Street, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 366-6900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ⌧

Item 8.01 Other Events

On October 17, 2017, Tandem Diabetes Care, Inc. (the “Company”) closed the previously announced underwritten public offering of its common stock. In the offering, the Company sold (i) 4,630,000 shares of Common Stock, (ii) Series A Warrants to purchase an aggregate of 4,630,000 shares of Common Stock and (iii) Series B Warrants to purchase an aggregate of 4,630,000 shares of Common Stock, at a public offering price of $3.50 per share and accompanying Warrants, less the Underwriters’ discount.  The net proceeds to the Company from the Offering, after deducting the Underwriters’ discount and other estimated offering expenses payable by the Company, are expected to be approximately $14.8 million, assuming no exercise of the warrants. The net proceeds from the Offering will be used for working capital and general corporate purposes.

The Series A Warrants have an exercise price of $3.50 per share, are immediately exercisable and will expire five years from the date of issuance.

The Series B Warrants have an exercise price of $3.50 per share, are immediately exercisable and will expire six months from the date of issuance.

Oppenheimer & Co. Inc. acted as the sole book‐running manager for the offering. National Securities Corporation acted as co‐manager.

The offer and sale of the shares and warrants was made by the Company pursuant to a prospectus dated December 19, 2014 and a prospectus supplement dated October 13, 2017, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-200686), previously declared effective by the Securities and Exchange Commission and a related registration statement on Form S-3 (File No. 333-220929) filed by the Company with the Securities and Exchange Commission on October 13, 2017 pursuant to rule 462(b) of the Securities Act of 1933, as amended.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tandem Diabetes Care, Inc.

By:	/s/ David B. Berger
David B. Berger
Executive Vice President, General Counsel and Secretary

Date:  October 17, 2017

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